Registration No. 333- 125859

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
_______________
Amendment No. 1

To

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________
SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Arkansas	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2350 N. Sam Houston Parkway East
Suite 300
Houston, Texas 77032
 (Address of principal executive offices including zip code)

_______________
Mark K. Boling
2350 N. Sam Houston Parkway East, Suite 300
Houston, Texas 77032
(281) 618-4700
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Stephen H. Shalen
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
From time to time after the effective date of this Registration Statement as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or reinvestment 401(k) Plans, check the following box. [_]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which such offer or sale is not permitted.

Explanatory Note

The primary purposes of this Amendment are to (1) provide updated stock price information; (2) update the risk factors under "Cautionary Statement Regarding Forward-Looking Information" and the filings under "Documents Incorporated by Reference"; (3) clarify that participants in the 401(k) Savings Plan hold shares of common stock and not interests in a fund; and (4) provide the expected dates with respect to the rescission offer.

PROSPECTUS

(Subject to Completion, Dated July 8, 2005)

SOUTHWESTERN ENERGY COMPANY

49,721 SHARES

COMMON STOCK, PAR VALUE $0.10 PER SHARE

RESCISSION OFFER

Southwestern Energy Company, referred to herein as Southwestern, offers, under the terms and conditions described in this prospectus, to rescind, referred to herein as the Rescission Offer, the previous purchase of a total of 49,721 shares of Southwestern common stock, par value $0.10 per share, by the trustee of the Southwestern Energy Company 401(k) Savings Plan, referred to herein as the 401(k) Plan, on behalf of participants in the 401(k) Plan, to satisfy elections made by participants to invest in Southwestern Energy Company common stock.

Eligible participants who accept this Rescission Offer in accordance with the terms set forth in this prospectus will receive (i) in the event the participant has caused the sale of the common stock, the consideration paid for the common stock less the proceeds from the sale of the common stock, plus applicable interest, or (ii) in the event the participant continues to hold the common stock, the consideration paid for such common stock, plus applicable interest from the date of purchase. The Rescission Offer applies to the purchases of common stock purchased by participants during the period from June 8, 2004 through June 8, 2005, or the Rescission Period, at prices ranging from $14.34 per share to $36.75 per share, as adjusted to reflect Southwestern's two-for-one stock split in the form of a stock dividend, referred to herein as the Stock Split, distributed on June 3, 2005.

The prices per share and the number of shares of common stock in this prospectus have been restated, as appropriate, to reflect the Stock Split. The closing sale price of the common stock (as reported on the New York Stock Exchange) on July 7, 2005 was $54.20 per share.

Southwestern's common stock is listed on the New York Stock Exchange under the trading symbol SWN.

Eligible participants may elect to accept or reject the Rescission Offer with respect to all or any portion of the common stock held by them, as set forth herein. Eligible participants do not need to take any action to reject this Rescission Offer. Eligible participants who fail to respond to this Rescission Offer by the expiration date will be deemed by Southwestern to have rejected the Rescission Offer. Acceptance or rejection of this Rescission Offer may prevent a participant from maintaining an action against Southwestern in connection with the shares of common stock purchased pursuant to the 401(k) Plan. None of the proceeds resulting from acceptance of the Rescission Offer will be paid directly to eligible participants who continue to participate in the 401(k) Plan, but instead will be paid, upon acceptance of the offer, to the trustee of the 401(k) Plan for the participant's individual account and reinvested by the trustee in the Scudder Stable Value Fund. If the eligible participant no longer has an individual 401(k) plan account as a result of the participant's retirement or termination of employment, proceeds will be paid directly to the participant or his or her beneficiary or, at the direction of the participant, to an individual retirement account or qualified 401(k) plan.

Investing in Southwestern's common stock involves risks. See "Risk Factors" beginning on page 6.

The Rescission Offer will expire at 11:59 p.m., Central Standard Time, on August 8, 2005, referred to herein as the Expiration Date.

Participants who do not accept the Rescission Offer will be deemed to have purchased common stock registered under the Securities Act of 1933, as amended, referred to herein as the Securities Act, effective as of the date of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July   , 2005.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Southwestern has not authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. This prospectus is not an offer to sell or soliciting an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate only as of their respective dates and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus to "we," "us," and "our" refer to Southwestern Energy Company and its subsidiaries.

AVAILABLE INFORMATION

Southwestern is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission, or the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Southwestern. Southwestern's common stock is listed and traded on the New York Stock Exchange. These reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Southwestern has filed with the SEC a registration statement on Form S-3 (referred to herein, together with all amendments and exhibits, as the Registration Statement) under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all the information set forth in the Registration Statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows "incorporation by reference" into this prospectus of information that Southwestern files with the SEC. This permits Southwestern to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus and prior to the termination of the Rescission Offer will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC:

(1) Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC on March 8, 2005;

(2) Quarterly Report on Form 10-Q for the period ended March 31, 2005 as filed with the SEC on April 29, 2005;

(3) Current Reports on Form 8-K as filed with the SEC on January 4, 2005; January 24, 2005; February 28, 2005; February 28, 2005; March 2, 2005; April 29, 2005; May 11, 2005; June 10, 2005; June 16, 2005; June 28, 2005; and July 6, 2005.

(4) The description of the common stock contained in the Registration Statement on Form 8-A dated October 23, 1981, as updated by the Current Report on Form 8-K dated July 8, 1993;

(5) The description of the common stock purchase rights contained in Amendment No. 1 to the Registration Statement on Form 8-A dated April 26, 1999, as updated by Amendment No. 2 to our Registration Statement on Form 8-A filed April 12, 2002; and

(6) Proxy Statement for the Annual Meeting of Shareholders held on May 11, 2005.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Mark K. Boling, Executive Vice President, General Counsel & Corporate Secretary, Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032, (281) 618-4700.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

Why are you making the Rescission Offer?

We are required to register the shares of common stock purchased by the trustee of the 401(k) Plan under the Securities Act. Although all the purchases by the trustee during the Rescission Period were made in the open market and in a manner consistent with the 401(k) Plan and the investment elections of the 401(k) Plan participants, we have determined that some of the shares of its common stock purchased by the trustee on behalf of certain 401(k) Plan participants to satisfy elections they made under the 401(k) Plan may not have been properly registered in accordance with the Securities Act. We are making this Rescission Offer with regard to all shares of our common stock purchased by the trustee on behalf of 401(k) Plan participants between June 8, 2004 and June 8, 2005. This Rescission Offer is being made to ensure compliance with the Securities Act.

What will I receive if I accept the Rescission Offer?

If you accept our Rescission Offer, and you have sold the common stock that is subject to the Rescission Offer, we will pay damages to you for the common stock you sold at a loss at the price per share you paid less the proceeds of such sale, plus applicable interest. Interest will be paid on the amount of the price originally paid for the shares during the period from the date of purchase of such shares until the date of the sale of such shares and on the loss realized from the sale of such shares from the date of such sale through (but not including) the date the damages are paid, referred to herein as the Payment Date. If you continue to hold the common stock, and the market price of our common stock has decreased such that as of the Expiration Date, it would be economically beneficial to accept the Rescission Offer, meaning that the market price of our common stock on the Expiration Date is less than the price you initially paid to purchase your shares of common stock, we will repurchase those shares of common stock that are subject to the Rescission Offer at the price per share you paid to the trustee plus interest from the date of purchase of the shares through (but not including) the Payment Date. If you continue to hold the shares and acceptance of the Rescission Offer is not economically beneficial to you as of the Expiration Date, meaning that the price per share that you paid, plus applicable interest, is less than the current market value of a share as of the Expiration Date, we, as a fiduciary for you under the 401(k) Plan, will direct the trustee not to effectuate the repurchase.

Am I legally required to accept the Rescission Offer?

No. A participant is not legally required to accept the Rescission Offer.

What considerations should I take into account in deciding whether to accept the Rescission Offer?

The answer to this question depends on whether (1) you no longer hold the shares purchased on behalf of your 401(k) account during the Rescission Period or (2) you still hold the shares purchased on your behalf during the Rescission Period.

* If you no longer hold the shares purchased on behalf of your 401(k) Plan account during the Rescission Period:

If you no longer hold the shares purchased during the Rescission Period you should determine whether any such shares were sold on behalf of your 401(k) Plan account or otherwise for less than you paid for them. You are not entitled to damages for any shares you sold at a price equal to or higher than the price you paid for them. If any of the shares you purchased during the Rescission Period were sold at a loss, acceptance of the Rescission Offer, with regard to those shares, is economically beneficial to you. The extent to which acceptance of the Rescission Offer is beneficial depends on the amount of the loss and the amount of interest to which you are entitled.

* If you continue to hold the shares purchased on behalf of your 401(k) Plan account during the Rescission Period:

Acceptance of the Rescission Offer by those participants who continue to hold shares purchased during the Rescission Period is not economically beneficial unless the market value of the common stock decreases to the extent that as of the Expiration Date the value of a share is less than the price paid by the participant during the Rescission Period plus interest. In light of the substantial increase in the market value of the common stock since the beginning of the Rescission Period, acceptance of the Rescission Offer for shares still held in a participant's individual account today generally would result in a payment which is substantially less than the current market value of the shares.

What will happen if I elect to accept the Rescission Offer for shares purchased during the Rescission Period that I continue to hold in my account?

If you submit a Participant's Acceptance of the Rescission Offer form and the price per share that you paid, plus applicable interest, is less than the market value of a share as of the Expiration Date, Southwestern Energy Company, as plan administrator of the 401(k) Plan, will, as a fiduciary for you under the 401(k) Plan, direct the trustee not to effectuate the repurchase at such lower price. However, if the price of our common stock were to decline sufficiently as of the Expiration Date such that acceptance of the Rescission Offer would be economically beneficial to you, we will repurchase your shares in accordance with your Participant's Acceptance of the Rescission Offer form.

If I sold some of my shares purchased during the Rescission Period at a loss and continue to hold other shares purchased during the Rescission Period, may I accept the Rescission Offer with regard only to those shares that I sold at a loss?

Yes. You may accept the Rescission Offer in part by completing the Participant's Acceptance of the Rescission Offer form and indicating in the Participant's Election section of the form the shares for which you are accepting the Rescission Offer.

I understand that acceptance of the Rescission Offer for my shares is not economically beneficial under current market conditions because the amount I would receive is less than what I would receive if I directed the trustee to sell those shares. What should I do if I want to sell?

Participants may direct the trustee to sell their shares and reallocate the proceeds from the sale into another fund under the 401(k) Plan at any time. Such exchanges in participant's accounts can be made on line at www.scudder.com or by calling ADP Retirement Services, which handles the recordkeeping for the 401(k) Plan, at 1-800-541-7705. As of July 7, 2005, the closing sale price of the common stock (as reported on the New York Stock Exchange) was $54.20 per share.

What will I receive if I transferred the value of the Southwestern common stock purchased during the Rescission Period to other investment funds under the 401(k) Plan, so that I no longer have Southwestern common stock in my account?

If you realized a gain upon the sale of all shares of common stock purchased during the Rescission Period, then you are not eligible to accept the Rescission Offer.  If you realized losses upon the sale of some or all of the shares of common stock purchased during the Rescission Period, then if you accept the Rescission Offer, your 401(k) Plan account will be credited with an amount based on the price paid for the applicable Southwestern common stock, minus an amount attributable to the price at which you sold your shares of common stock for purposes of transferring the value of your shares of Southwestern common stock to other investment funds, plus interest.  The amount credited to your 401(k) Plan account will be reinvested pursuant to your current allocation election for new contributions.

What if I took a loan from the 401(k) Plan?

If you accept the Rescission Offer, the calculation that will take place will not differ if you took a loan from the 401(k) Plan. If you took a loan from the 401(k) Plan, and if Southwestern common stock was transferred out of your 401(k) Plan account to fund your loan, then that transaction (to the extent related to salary deferral or rollover contributions) will be treated, for purposes of this Rescission Offer, like a transfer from Southwestern common stock to another investment fund under the 401(k) Plan.  (See "What will I receive if I transferred the value of the Southwestern common stock purchased during the Rescission Period to other investment funds under the 401(k) Plan, so that I no longer have Southwestern common stock in my account?" above.)

Similarly, if you took a loan from the 401(k) Plan out of your salary deferral or rollover contributions, and if you purchased shares of Southwestern common stock between June 8, 2004 and June 8, 2005 with your loan repayment withholdings, then those shares will be eligible for this Rescission Offer.  If you have an outstanding loan from the 401(k) Plan, the amount that you are required to repay will not change as a result of your acceptance or rejection of this Rescission Offer.

When does the Rescission Offer expire?

The Rescission Offer expires on August 8, 2005.

What do I need to do now to accept the Rescission Offer?

You should complete, sign and date the accompanying Participant's Acceptance of the Rescission Offer form, included as Appendix I, and return the completed, signed and dated Participant's Acceptance of the Rescission Offer form to the Rescission Administrator as follows:

Southwestern Energy Company
P.O. Box 13408
1083 Sain Street
Fayetteville, Arkansas 72703-1004
Attention: Human Resources - Rescission Administrator

What do I need to do now to reject the Rescission Offer?

You do not need to take any action to reject the Rescission Offer.

What happens if I do not return my Participant's Acceptance of the Rescission Offer form?

If you do not return your Participant's Acceptance of the Rescission Offer form before the Expiration Date, you will be deemed to have rejected the Rescission Offer. If you reject the Rescission Offer, you will retain ownership of the shares and will not receive any payment. Persons who fail to accept the Rescission Offer before the Expiration Date will be deemed to have purchased shares of common stock, registered under the Securities Act, effective as of the date of this prospectus and, unless owned by persons who may be deemed to be "affiliates" of us, such securities will be freely tradable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

If you fail to accept the Rescission Offer, it is unclear whether or not your federal rights of rescission and damages will remain preserved. The staff of the SEC takes the position that a person's federal right of rescission may survive the Rescission Offer. However, if you fail to accept the Rescission Offer you may be precluded from later seeking similar relief. Generally, the federal statute of limitations for non-compliance with the requirement to register securities under the Securities Act is one year after a violation has occurred, but in no event more than three (3) years after the security was bona fide offered to the public. We believe that this three-year period has expired.

We believe all the sales of shares of common stock which are the subject of the Rescission Offer were exempt from registration under state law, and thus you may not be entitled to any state law remedies. However, under state law, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of common stock purchased during the Rescission Period. We do not make any representation as to the compliance of this Rescission Offer with applicable state law.

Can I change my mind after I have mailed my signed Participant's Acceptance of the Rescission Offer form?

Yes. You can change your decision about accepting or rejecting our Rescission Offer at any time before August 8, 2005. If you change your decision and want to accept the Rescission Offer, you can do this by completing and submitting the Participant's Acceptance of the Rescission Offer form. If you change your decision and want to reject the Rescission Offer after having submitted the Participant's Acceptance of the Rescission Offer form, then you may reject the Rescission Offer by sending a notice that includes your name, address, social security number or taxpayer identification number and a clear indication that you are rejecting the Rescission Offer no later than August 8, 2005 to:

Southwestern Energy Company
P.O. Box 13408
1083 Sain Street
Fayetteville, Arkansas 72703-1004
Attention: Human Resources - Rescission Administrator

Who can help answer my questions?

You may call Jim Mullins, the Rescission Administrator at the following number, (479) 582-8527, Monday through Friday between the hours of 8:00 a.m. and 5:00 p.m. Central Standard Time prior to the Expiration Date.

THE COMPANY

Southwestern Energy Company is an integrated energy company primarily focused on natural gas. Our primary business is the exploration, development and production of natural gas and crude oil, with operations principally located in Arkansas, Oklahoma, Texas, New Mexico and Louisiana. We also operate integrated natural gas distribution systems in northern Arkansas. As a complement to our other businesses, we provide marketing and transportation services in our core areas of operation. We operate our business in three segments: Exploration and Production, Natural Gas Distribution and Natural Gas Marketing.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the following risk factors relating to our Rescission Offer in addition to the risks identified in "Cautionary Statement Regarding Forward-Looking Statements" below and in our other filings with the SEC incorporated by reference in this prospectus.

Our Rescission Offer may not bar claims relating to our possible non-compliance with securities laws and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that our Rescission Offer will have the effect of barring claims relating to our possible non-compliance with applicable federal and state securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. Should the Rescission Offer be rejected by any or all recipients, we may continue to be contingently liable for rescission or damages in an indeterminate amount, which could result in an adverse effect on our financial condition. In addition, our Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws.

Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a Rescission Offer are not clearly delineated under the federal or most state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission will remain preserved. The staff of the SEC takes the position that a person's federal right of rescission may survive a Rescission Offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitations for non-compliance with the requirement to register securities under the Securities Act is one (1) year after a violation has occurred, but in no event more than three (3) years after the security was bona fide offered to the public. We believe that this three-year period has expired.

This Rescission Offer may also affect your right of rescission and your right to damages under state law. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in this Rescission Offer who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims. Our Rescission Offer is not an admission that we did not comply with federal securities registration requirements or federal and state disclosure requirements nor is it a waiver by us of any applicable statute of limitations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

All statements, other than historical fact or present financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for our future operations, are forward-looking statements. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance. We have no obligation and make no undertaking to publicly update or revise any forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, information concerning possible or assumed future results of operations and other statements in the documents incorporated herein by reference identified by words such as "anticipate," "project," "intend," "estimate," "expect," "believe," "predict," "budget," "projection," "goal," "plan," "forecast," "target" or similar expressions.

You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect our operations, markets, products, services and prices and cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause our actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

* the timing and extent of changes in commodity prices for natural gas and oil;

* the timing and extent of our success in discovering, developing, producing and estimating reserves;

* the extent to which the Fayetteville Shale play can replicate the results of other productive shale gas plays;

* the potential for significant variability in reservoir characteristics of the Fayetteville Shale over such a large acreage position;

* the extent of our success in drilling and completing horizontal wells;

* our ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation;

* our ownership and operation of drilling rigs;

* our ability to fund our planned capital expenditures;

* our future property acquisition or divestiture activities;

* the effects of weather and regulation on our gas distribution segment;

* increased competition;

* the impact of federal, state and local government regulation;

* the financial impact of accounting regulations and critical accounting policies;

* changing market conditions and prices (including regional basis differentials);

* the comparative cost of alternative fuels;

* conditions in capital markets and changes in interest rates;

* the availability of oil field personnel, services, drilling rigs and other equipment; and

* any other factors listed in the reports we have filed and may file with the SEC.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and sale of natural gas and oil. These risks include, but are not limited to, commodity price volatility, third-party interruption of sales to market, inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating proved natural gas and oil reserves and in projecting future rates of production and timing of development expenditures and the other risks described in our 2004 Annual Report on Form 10-K and the periodic reports that we file with the SEC. Should one or more of the risks or uncertainties described above or elsewhere in our 2004 Annual Report on Form 10-K or our other periodic reports occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer. The common stock was originally purchased by the trustee in brokerage transactions in the open market for which we did not receive any proceeds.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

The 401(k) Plan is a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The purpose of the 401(k) Plan is to provide a voluntary, systematic method for a participant to save a specified percentage of the participant's compensation for retirement and to defer federal income tax and, where allowed, state, city and county income taxes, on such compensation, together with matching contributions, up to a maximum percentage, made by us, referred to herein as Company Matching Contributions.

The 401(k) Plan allows part-time and full-time employees to contribute, through automatic payroll deduction, up to 25% of eligible pay on a pre-tax basis up to the annual Internal Revenue Service dollar limit rather than receiving that amount as taxable income. During the Rescission Period we matched employee contributions at a rate of 50% up to a maximum of 6% of eligible pay. During the Rescission Period, Company Matching Contributions were vested 50% after the second year of continuous service and fully vested after the third year of service. Amounts in participants' accounts are held in a trust fund maintained for the benefit of participants in the 401(k) Plan. A participant has the right to decide how to invest matching contributions. There are currently 13 different investment choices under the 401(k) Plan. A participant must indicate the percentage of his or her contribution to be allocated to each investment choice. All contributions to a participant's account are invested in accordance with the participant's investment election.

Beginning in January 1999, participants were first given the option to invest their contributions in Southwestern Energy Company common stock. Southwestern Energy Company common stock is purchased by the trustee, Scudder Trust Company, on behalf of the participants, primarily in the open market. A participant's ownership of Southwestern common stock is measured in shares of common stock and may include fractional shares. To effectuate participant investment elections, the trustee purchases and sells Southwestern common stock in the open market at market prices.

Southwestern is required to register under the Securities Act the purchases of shares of common stock by the trustee on behalf of participants in the 401(k) Plan to satisfy the participants' elections under the 401(k) Plan. Although all the purchases made by the trustee during the Rescission Period were made in the open market and in a manner consistent with the 401(k) Plan and the investment elections of the 401(k) Plan participants, we have determined that some of the shares of its common stock purchased by the trustee on behalf of the 401(k) Plan participants may not have been properly registered in accordance with the Securities Act. We are making this Rescission Offer with regard to all shares of its common stock purchased by the trustee on behalf of 401(k) Plan participants between June 8, 2004 and June 8, 2005. This offer is being made to ensure compliance with the Securities Act.

Our board of directors has approved the Rescission Offer in order to limit any contingent liability Southwestern may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of the shares of common stock.

If you affirmatively reject or fail to accept the Rescission Offer before the Expiration Date, you will retain ownership of the shares of common stock you received and will not receive any payment for those shares. In addition, the shares subject to the Rescission Offer owned by persons who affirmatively reject or fail to timely accept the Rescission Offer will, for purposes of applicable federal securities law, be registered securities as of the date of this prospectus and, unless owned by persons who are deemed to be "affiliates" (as defined in Rule 144 under the Securities Act), will be freely tradeable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

We believe that your acceptance of the Rescission Offer will, under general theories of estoppel, preclude you from later seeking similar relief. For federal securities law purposes, nonacceptance of the Rescission Offer may not terminate a participant's right to bring a civil action against us for failure to register the shares under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person's federal right of rescission may survive a Rescission Offer. The statute of limitations for enforcement of such statutory rights by a stockholder is one year commencing on the date of the sale of common stock sold in violation of the federal registration requirements, but in no event later than three years after the common stock was bona fide offered to participants. We believe that this three-year period has expired.

The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable federal securities laws or rights under state securities laws, common law or equity. The purchases subject to this Rescission Offer were made by residents of the states of Arkansas and Texas. We believe that all the sales of shares of its common stock which are the subject of the Rescission Offer were exempt from registration under the laws of such states and that no violation of state securities laws occurred in connection with such sales. Furthermore, we believe that this Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. Thus, we do not make any representation as to the compliance of this Rescission Offer with state law. However, under state law, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of common stock purchased during the Rescission Period. You may wish to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Terms of the Rescission Offer

A participant who elected to allocate some of his or her contributions in the 401(k) Plan to the purchase of shares of Southwestern Energy Company common stock at any time between June 8, 2004 and June 8, 2005, and who has already directed and caused the sale of such shares at a loss, may direct the trustee to receive (and re-invest) for the participant's account the price paid for such shares less the proceeds of such sale, plus interest at the applicable rate for the state in which such participant resided at the time of purchase (as set forth in the table below). Interest will be paid on the amount of the price originally paid for the shares during the period from the date of purchase of the shares until the date of sale of such shares. Interest will also be paid on the loss realized from the date of sale of the shares through (but not including) the Payment Date. A participant who elects to accept the Rescission Offer and still holds any such shares may direct that a sale of the shares purchased during the Rescission Period be made by the trustee to us at the price the participant paid for the shares, plus applicable interest for the period from the date of purchase of the shares by the participant pursuant to the 401(k) Plan through (but not including) the Payment Date. However, in the event such a participant elects to accept the Rescission Offer and the price per share that such participant paid, plus applicable interest, is less than the current market value of a share as of the Expiration Date, Southwestern Energy Company, as plan administrator of the 401(k) Plan, has determined that it, as a fiduciary for participants under the 401(k) Plan, will direct the trustee not to effectuate the repurchase at such lower price. If a participant continues to hold the shares and the market price of our common stock has decreased such that it would be economically beneficial to accept the Rescission Offer as of the Expiration Date, the number of shares owned by the participant will be reduced by the number of shares purchased by the participant during the Rescission Period and for which the participant has elected to accept the Rescission Offer. The proceeds payable to the participant under the Rescission Offer will be reinvested by the trustee for the participant's account in the Scudder Stable Value Fund, which may then be redirected to other funds at the participant's election.

The interest rate per annum to be paid is determined by reference to state law and therefore will depend on the state of residence of each participant at the time the shares were purchased. The table below sets forth the interest rates for the states in which recipients of this Rescission Offer resided at the time of purchase.

State Interest Rate
Arkansas    6%
Texas           6%

If a participant no longer holds in its account all the shares acquired during the Rescission Period or such participant wishes to have repurchased only a portion of the shares that are subject to the Rescission Offer and currently in his or her account, we will only repurchase those shares that are not deemed sold, but, as noted above, we, as plan administrator of the 401(k) Plan and a fiduciary for participants of the 401(k) Plan, will not repurchase any such shares if such purchase would not be economically beneficial to you as of the Expiration Date. Shares are deemed sold in the order in which a participant purchased them. In order to determine which shares are eligible for repurchase, all shares acquired on a participant's behalf during the Rescission Period will be matched against all sales of shares during or following such period, by matching the first share acquired with the first share sold. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. Participants are entitled to damages for those shares that are deemed sold at a loss. In order to determine the amount of damages payable, we will use the same procedure as is used to determine which shares are eligible for repurchase.

If the participant has directed and caused a full distribution from the 401(k) Plan and no longer has an individual account in the Retirement Plan, the participant may be entitled to obtain relief on the above terms, except any amounts paid in respect of the Rescission Offer will be paid directly to the participant or his or her beneficiary, or at such participant's direction, directly to an individual retirement account or other qualified 401(k) Plan, within 30 days of such participant's acceptance of the Rescission Offer.

The Rescission Offer will expire on August 8, 2005, the Expiration Date.

As of June 8, 2005, the end of the Rescission Period, the closing sale price of the common stock (as reported on the New York Stock Exchange) was $ 35.60 per share. For the fifty-two week period ending on such date, the per share sales price of the common stock, as adjusted to reflect the Stock Split, ranged from a high of $36.56 to a low of $12.84.

How to Accept or Decline this Rescission Offer

A PARTICIPANT IS NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

Acceptance of the Rescission Offer is optional for each participant who purchased shares of Southwestern common stock covered by this Rescission Offer. In light of the substantial increase in the market value of the common stock since the beginning of the Rescission Period, acceptance of the Rescission Offer is economically beneficial only for those participants who have sold shares purchased during the Rescission Period at a loss. Southwestern Energy Company, as a fiduciary for participants under the 401(k) Plan, will not effectuate any repurchases pursuant to the Rescission Offer unless such repurchases are economically beneficial to the participants as of the Expiration Date. A repurchase is not economically beneficial unless the market value of the common stock decreases to the extent that the value of a share at the time of repurchase is less than the price paid by the participant during the Rescission Period plus interest. If a participant elects to reject the Rescission Offer, the participant will continue to hold the same number of shares of Southwestern common stock. In the event the participant elects to accept the Rescission Offer, the participant must detach and complete the form "Participant's Acceptance of Rescission Offer," and mail or return it to the attention of Human Resources - the Rescission Administrator, Southwestern Energy Company, P.O. Box 13408, 1083 Sain Street, Fayetteville, Arkansas 72703-1004, as soon as practicable after the date of receipt of this prospectus but in no event having a postmark later than the Expiration Date.

ANY PARTICIPANT WHO FAILS TO NOTIFY SOUTHWESTERN ENERGY COMPANY IN WRITING OF HIS OR HER ACCEPTANCE OF THE RESCISSION OFFER ON OR PRIOR TO THE EXPIRATION DATE WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE A PARTICIPANT'S RIGHT TO BRING A CIVIL ACTION AGAINST SOUTHWESTERN ENERGY COMPANY FOR FAILURE TO REGISTER THE SHARES UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT A PARTICIPANT MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

Use of Stock Repurchased by Southwestern in Rescission Offer

The whole shares of common stock repurchased by us pursuant to the Rescission Offer, if any, will become treasury shares and any fractional share that cannot be aggregated with other fractional shares into a whole share will be cancelled. We may re-sell such treasury shares to the trustee of the 401(k) Plan as the trustee may request from time to time in order to fulfill elections by participants under the 401(k) Plan. We have no other plans to sell such treasury shares.

Funding the Rescission Offer

We have sufficient funds available to pay for any damage claims and the purchase of any shares which may be tendered to it as a result of the Rescission Offer.

Questions about the Rescission Offer

Participants who have questions about the Rescission Offer may call Jim Mullins at (479) 582-8527, Monday through Friday between 8:00 a.m. and 5:00 p.m., Central Standard Time prior to the Expiration Date.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

A participant's acceptance or rejection of this Rescission Offer, or the sale of Southwestern common stock to us pursuant to this Rescission Offer (in the event that the market price of our common stock has decreased such that it would be economically beneficial for a participant to accept the Rescission Offer), is not considered to be a taxable event before withdrawal or distribution of funds from such participant's 401(k) Plan account to the participant or his or her beneficiary. All funds paid by us for interests in common stock of a participant as a result of this Rescission Offer will be paid to the trustee and remain in the 401(k) Plan trust and will be reinvested in accordance with the participant's existing investment option(s) in the 401(k) Plan. Upon any later withdrawal or distribution, any gain resulting from this Rescission Offer will generally be taxable as ordinary income to the participant or his or her beneficiary. An additional 10 percent income tax may be imposed in cases of early withdrawal. Special tax advantages for some lump-sum distributions and rollovers are allowed. Each participant should consult with his/her own tax advisor with regard to the proper tax treatment for him/her in connection with the Rescission Offer.

IMPORTANT NOTICE CONCERNING YOUR RIGHTS UNDER THE SOUTHWESTERN ENERGY COMPANY 401(K) SAVINGS PLAN

This notice is intended to comply with the requirements of Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section  2520 to the extent such requirements apply to this Rescission Offer.  Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the 401(k) Plan of a "blackout period" during which their right to direct or diversify certain investments may be temporarily suspended if they accept the Rescission Offer.

Southwestern Energy Company ("Southwestern") will be conducting a Rescission Offer with respect to shares of Southwestern common stock that were purchased on your behalf, as a current or former participant in the Southwestern Energy Company 401(k) Savings Plan (the "401(k) Plan") with salary deferral and rollover contributions during the time period from June 8, 2004 through June 8, 2005.  The Rescission Offer, as detailed in this prospectus, is being conducted because such shares of Southwestern common stock were not properly registered under the Securities Act of 1933.

This notice is to inform you that if you accept the Rescission Offer, then for the limited time period specified below you will be temporarily unable to transfer assets held in your 401(k) Plan account to and from Southwestern common stock.  In addition, you will be temporarily unable to obtain a loan or a distribution (including a hardship withdrawal) from the 401(k) Plan during this period.  This will neither affect your ability to allocate ongoing salary deferral and/or rollover contributions to Southwestern common stock, nor will it affect your ability to invest in the other funds under the 401(k) Plan.  This period, during which you will be unable to exercise these rights otherwise available to you under the 401(k) Plan, is called a ''blackout period.''  Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

The blackout period for the 401(k) Plan will begin at the close of business August 8, 2005, which is the closing date of the Rescission Offer period, and is expected to end during the calendar week of August 15, 2005 once Southwestern deposits the proceeds for the Rescission Offer, currently anticipated to be approximately August 10, 2005.  You may call 1-800-541-7705, without charge, during this week for information about the actual end date of the blackout period.

During the blackout period, you will have limited ability to diversify--as explained above--the assets held in your 401(k) Plan account.  For this reason, it is very important that you review and consider the appropriateness of your current investments, as well as your acceptance of the Rescission Offer, in light of your limited ability to diversify those investments during the blackout period.  For your long-term retirement security, you should give careful consideration to the importance of a well balanced and diversified investment portfolio, taking into account all of your assets, income and investments.  You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds.  Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period.

If you have any questions concerning this notice, you should contact Southwestern's Executive Vice President, General Counsel & Corporate Secretary, Mark K. Boling., at (281) 618-4700.

LEGAL MATTERS

Jeffrey L. Dangeau, Esq., general counsel of the Company's subsidiary, Arkansas Western Gas Company, has opined as to the validity of the issuance of the shares of common stock. As of June 15, 2005, Mr. Dangeau beneficially owned approximately 54,040 shares of the Company's common stock and options to purchase approximately 53,224 shares of common stock.

EXPERT

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

APPENDIX I

PARTICIPANT'S ACCEPTANCE OF THE RESCISSION OFFER

_______________

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT EXECUTE AND RETURN THE FORM. YOU NEED TO DO NOTHING TO REJECT THIS RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE EXECUTE AND RETURN THIS FORM, PURSUANT TO THE INSTRUCTIONS BELOW.

_______________

Ladies and Gentlemen:

The undersigned acknowledges receipt of a prospectus dated July 8, 2005, of Southwestern Energy Company, together with the Appendix thereto, pursuant to which Southwestern offers to rescind purchases of shares of Southwestern common stock by Scudder Trust Company, as trustee of the Southwestern Energy Company 401(k) Savings Plan, between June 8, 2004 and June 8, 2005, on the undersigned's behalf. The undersigned further acknowledges that if the Rescission Offer is accepted by the undersigned by August 8, 2005, the Expiration Date, upon verification by Jim Mullins, the Rescission Administrator, Southwestern (i) in the case of shares purchased during the Rescission Period but disposed of by the undersigned at a loss, will pay to the trustee the original purchase price paid to purchase the shares less the amount received on the sale of such shares plus applicable interest and (ii) in the case of shares purchased during the relevant period and still held in the undersigned's account, (a) as a fiduciary for you under the 401(k) Plan, will not effectuate any repurchase if the market value of a shares as of the Expiration Date is greater than the price you paid during the Rescission Period plus interest, and (b) will pay to the trustee the original purchase price paid to purchase the shares plus applicable interest thereon from the date of purchase through (but not including) the Payment Date if the market value of the common stock decreases to the extent that, as of the Expiration Date, the value of a shares is less than the price paid by the participant during the Rescission Period plus interest. Interest, in the case of shares purchased during the relevant period but disposed of by the undersigned at a loss, will be calculated on the amount of the price originally paid for the shares during the period from the date of purchase of the shares until the date of sale of such shares and on the loss realized from the date of sale of the shares through (but not including) the Payment Date. The interest rate per annum to be paid is determined by reference to state law and therefore will depend on the state of residence of each participant at the time the shares were purchased. The interest rates for the applicable states are set forth in the prospectus under the caption "The Rescission Offer-Terms of the Rescission Offer."

If the undersigned accepts this Rescission Offer for any shares purchased during the relevant period and still held in the undersigned's 401(k) Plan account, the undersigned understands that the number of shares held by the undersigned will be reduced by the number of shares corresponding to those acquired in the rescinded purchases, and all proceeds from such account balance reduction will be paid to the trustee for the undersigned's account for investment in the Scudder Stable Value Fund. If the undersigned accepts the Rescission Offer only for those shares purchased during the relevant period but sold at a loss prior to the date hereof, the number of shares still held, if any, will be otherwise unaffected and any proceeds received from the Rescission Offer will be paid to the trustee for the undersigned's account for investment in the Scudder Stable Value Fund.

If the undersigned has previously directed and caused the trustee to distribute all of the undersigned's investment in the 401(k) Plan and no longer holds an individual account in the 401(k) Plan, the proceeds will be paid directly to the undersigned or the undersigned's beneficiary or, at the undersigned's direction, to an individual retirement account or qualified 401(k) Plan.

Therefore, the undersigned hereby accepts the Rescission Offer for the following of the undersigned's shares, including interests in the common stock included therein, on the terms set forth in this letter. The undersigned directs the trustee to tender, subject to the conditions of the Rescission Offer, the undersigned's shares of common stock identified below to Southwestern on the undersigned's behalf. Furthermore, the undersigned directs that all payments be made to the trustee for the undersigned's 401(k) Plan account unless the undersigned has previously directed and caused a prior distribution of all of the undersigned's investment in the 401(k) Plan.

Instructions: In order to indicate your acceptance of the Rescission Offer, you must:

(1) Complete the Participation Election,

(2) Sign the form and provide your complete address, date, and Social Security or Taxpayer Identification Number, and

(3) Mail the form as soon as practicable, but in no event having a postmark later than the Expiration Date of this Rescission Offer, 11:59 p.m., Central Standard Time, August 8, 2005 to:

Southwestern Energy Company
P.O. Box 13408
1083 Sain Street
Fayetteville, Arkansas 72703-1004
Attention: Human Resources - Rescission Administrator

I hereby accept the Rescission Offer for the following shares:

Shares Currently Held:

Date of Purchase Number of Shares

Shares Previously Sold:

Date of Purchase Date of Sale Number of Shares

_____________ ______________

For former participants in the 401(k) Plan only: Please complete one of the following:

1. You are hereby instructed to deposit the proceeds of the Rescission Offer payment in the following individual retirement account/qualified retirement plan:

Bank or Institution:

Account Name:

Account Number:

2. You are hereby instructed to issue a check with the proceeds of the Rescission Offer payable as follows:

Name:

Address:

3. Any additional payment instructions:

________________________________ ______________________________

Name (please print) Signature

________________________________ ______________________________

Street Address Date:

________________________________ ______________________________

City, State and Zip Code of Social Security Number or

Residence Taxpayer Identification Number

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Not applicable.

Item 15. Indemnification of Directors and Officers.

Section 4-27-850 of the Arkansas Code Annotated provides that Southwestern shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of Southwestern) by reason of the fact that he is or was a director, officer, employee or agent of Southwestern, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of Southwestern. In addition, Southwestern shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Southwestern to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Southwestern against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of Southwestern and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article VII, Section 6, of Southwestern's Bylaws provides that Southwestern's officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to Southwestern (including service to a subsidiary of Southwestern) or to any other organization at Southwestern's request.

Southwestern has entered into indemnification agreements with each of its directors and officers under which Southwestern has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to Southwestern. Southwestern also maintains directors' and officers' liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Southwestern pursuant to the foregoing provisions, Southwestern has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Southwestern of expenses incurred or paid by a director, officer or controlling person of Southwestern in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Southwestern will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit Description

4.1*	Second Amended and Restated Articles of Incorporation of the Registrant.

4.2	Amended and Restated By-Laws of Southwestern Energy Company. (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report filed on Form 10-K (Commission File No. 001-08246) for the year ended December 31, 2002).

4.3	Amended and Restated Rights Agreement between Southwestern Energy Company and the First Chicago Trust Company of New York dated April 12, 1999. (Incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K (Commission File No. 001-08246) for the year ended December 31, 1999).

4.4	Amendment No. 1 to the Amended and Restated Rights Agreement between Southwestern Energy Company and Equiserve Trust Company as successor to the First Chicago Trust Company of New York dated March 15, 2002. (Incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K (Commission File No. 001-08246) for the year ended December 31, 2001).

4.5	401(k) Savings Plan of the Registrant and Related Adoption Agreement dated January 1, 1997. (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 (No. 333-125714, filed June 9, 2005, and incorporated herein by reference).

4.6

First Amendment to the 401(k) Savings Plan dated January 1, 1999. (Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (No. 333-125714, filed June 9, 2005, and incorporated herein by reference).

4.7	Required Minimum Distribution Addendum to 401(k) Savings Plan of the Registrant dated December 31, 2002. (Filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (No. 333-125714, filed June 9, 2005, and incorporated herein by reference).

4.8	First Amendment to the 401(k) Savings Plan dated March 28, 2005. (Filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (No. 333-125714, filed June 9, 2005, and incorporated herein by reference).

5.1*	Opinion of Jeffrey L. Dangeau.

5.2	Internal Revenue Service determination letter relating to the 401(k) Savings Plan (Filed as Exhibit 5.2 to the Registrant's Registration Statement on Form S-8 (No. 333-125714, filed June 9, 2005, and incorporated herein by reference).

23.1*	Consent of Jeffrey L. Dangeau (included as part of Exhibit 5.1 hereto).

23.2+	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Netherland, Sewell and Associates, Inc.

24.1	Powers of Attorney (included on the signature page to the Registration Statement).

99.1*	Form of letter to participants regarding the Rescission Offer.

* Previously filed
+ Filed herewith.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) that, for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the SEC declared it effective.

(2) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement that, for the purpose of determining any liability under the Securities Act, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(4) for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 8th day of July, 2005.

SOUTHWESTERN ENERGY COMPANY

By: /s/ Harold M. Korell
Harold M. Korell
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Harold M. Korell	Chairman, President and Chief Executive Officer and Director	July 8, 2005
Harold M. Korell	(Principal Executive Officer)

/s/ Greg D. Kerley*	Executive Vice President and Chief Financial Officer	July 8, 2005
Greg D. Kerley	(Principal Financial Officer)

/s/ Stanley T. Wilson*	Controller and Chief Accounting Officer	July 8, 2005
Stanley T. Wilson	(Principal Accounting Officer)

/s/ Lewis E. Epley, Jr.*	Director	July 8, 2005
Lewis E. Epley, Jr.

/s/ John Paul Hammerschmidt*	Director	July 8, 2005
John Paul Hammerschmidt

/s/ Robert L. Howard*	Director	July 8, 2005
Robert L. Howard

/s/ Vello A. Kuuskraa*	Director	July 8, 2005
Vello A. Kuuskraa

/s/ Kenneth R. Mourton*	Director	July 8, 2005
Kenneth R. Mourton

/s/ Charles E. Scharlau*	Director	July 8, 2005
Charles E. Scharlau

* By /s/ Harold M. Korell
 Harold M. Korell
Attorney-in-Fact